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                                                                   EXHIBIT 4.6.1



                              DECLARATION OF TRUST
                                       OF
                             CAPITAL ONE CAPITAL I

THIS DECLARATION OF TRUST is made as of January 28, 1997, (this "Declaration"), by and among Capital One Bank, a limited purpose Virginia state chartered credit card bank, as sponsor (the "Sponsor"), The First National Bank of Chicago, a national banking association, as property trustee (the "Property Trustee") and First Chicago Delaware Inc., a Delaware corporation, as Delaware trustee (the "Delaware Trustee") (the Property Trustee and the Delaware Trustee, collectively, the "Trustees"). The Sponsor and the Trustees hereby agree as follows:

         1. The trust created hereby shall be known as "Capital One Capital I" (the "Trust"), in which name the Trustees or the Sponsor, to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued.

         2. The Sponsor hereby assigns, transfers, conveys and sets over to the Trust the sum of $10. Such amount shall constitute the initial trust estate. It is the intention of the parties hereto that the Trust created hereby constitute a business trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. Section 3801, et seq. (The "Business Trust Act"), and that this document constitute the governing instrument of the Trust. The Trustees are hereby authorized and directed to execute and file a certificate of trust with the Delaware Secretary of State in such form as the Trustees may approve.

         3. The Sponsor and the Trustees will enter into an amended and restated Trust Agreement or Declaration satisfactory to each such party to provide for the contemplated operation of the Trust created hereby and the issuance of the Capital Securities and Common Securities referred to therein. Prior to the execution and delivery of such amended and restated Trust Agreement or Declaration, the Trustees shall not have any duty or obligation hereunder or with respect of the trust estate, except as otherwise required by applicable law or as may be necessary to obtain prior to such execution and delivery any licenses, consents or approvals required by applicable law or otherwise. Notwithstanding the foregoing, the Trustees may take all actions deemed proper as are necessary to effect the transactions contemplated herein.

         4. The Sponsor and the Trustees also hereby authorize the Sponsor, as sponsor of the Trust, in its discretion, (I) to prepare one or more offering memoranda in preliminary and final form relating to the offering and sale of Capital Securities of the Trust in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and such other forms or filings as may be required by the 1933 Act, the Securities Exchange Act of 1934, as amended, or the Trust Indenture Act of 1939, as amended, in each case relating to the Capital Securities of the Trust;
(ii) to file and execute on behalf of the Trust, such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents that shall be necessary or desirable to register or establish the exemption from registration of the Capital Securities of the Trust under the securities or "Blue Sky" laws of such jurisdictions as the Sponsor, on behalf of the Trust, may deem necessary or desirable; (iii) to execute and file an application, and all other applications, statements, certificates, agreements and other instruments that shall be necessary or desirable, to the Private Offerings, Resales and Trading through Automated Linkages ("PORTAL") Market and, if and at such time as determined by the Sponsor, to the New York Stock Exchange or any
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other national stock exchange or the Nasdaq National Market for listing or quotation of the Capital Securities of the Trust; (iv) to execute and deliver letters or documents to, or instruments for filing with, a depository relating to the Capital Securities of the Trust; and (v) to execute, deliver and perform on behalf of the Trust one or more purchase agreements, registrations rights agreements, dealer manager agreements, escrow agreements and other related agreements providing for or relating to the sale of the Capital Securities of the Trust.

         In the event that any filing referred to in this Section 4 is required by the rules and regulations of the Securities and Exchange Commission (the "Commission"), PORTAL or state securities or Blue Sky laws to be executed on behalf of the Trust by the Trustees, the Trustees, in their capacity as Trustees of the Trust, are hereby authorized and directed to join in any such filing and to execute on behalf of the Trust any and all of the foregoing, it being understood that the Trustees, in their capacity as Trustees of the Trust, shall not be required to join in any such filing or execute on behalf of the Trust any such document unless required by the rules and regulations of the Commission, PORTAL or state securities or Blue Sky laws.

         5.      This Declaration may be executed in one or more counterparts.

         6. The number of trustees of the Trust initially shall be two and thereafter the number of trustees of the Trust shall be such number as shall be fixed from time to time by a written instrument signed by the Sponsor which may increase or decrease the number of trustees of the Trust; provided, however, that to the extent required by the Business Trust Act, one trustee of the Trust shall be either a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware and other wise meets the requirements of applicable Delaware law. Subject to the foregoing, the Sponsor is entitled to appoint or remove without cause any trustee of the Trust at any time. Any trustee of the Trust may resign upon thirty days prior notice to the Sponsor.

         7. First Chicago Delaware Inc., in its capacity as Delaware Trustee of the Trust shall not have any of the powers or duties of the Trustees set forth herein and shall be a trustee of the Trust for the sole purpose of satisfying the requirements of Section 3807 of the Business Trust Act.

         8. This Declaration shall be governed by, and construed in accordance with, the laws of the State of Delaware (with regard to conflict of laws principles).




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         IN WITNESS WHEREOF, the parties hereto have caused this Declaration to be duly executed as of the day and year first above written.

                   CAPITAL ONE BANK,
                   as Sponsor


                   By:      /s/ Susanna Tisa
                            Name:  Susanna Tisa
                            Title:  Director of Capital Markets


                   THE FIRST NATIONAL BANK OF CHICAGO
                   not in its individual capacity but solely as Property Trustee of the Trust


                   By:      /s/ John R. Prendiville
                            Name:  John R. Prendiville
                            Title:  Vice President


                   FIRST CHICAGO DELAWARE, INC., not in its individual capacity but solely as Delaware Trustee of the Trust


                   By:      /s/ John R. Prendiville
                            Name:  John R. Prendiville
                            Title:  Vice President





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                             CERTIFICATE OF TRUST

                                      OF

                            CAPITAL ONE CAPITAL I


        THIS Certificate of Trust of Capital One Capital I (the "Trust"), dated as of January 28, 1997, is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust act (12 Del. C. Section 3801, et seq.).

        1. Name. The name of the business trust formed hereby is Capital One Capital I.

        2. Delaware Trustee. The name and business of the trustee of the Trust with a principal place of business in the State of Delaware is First Chicago Delaware, Inc., 300 King Street, Wilmington Delaware 19801.

        3. Effective Date. This Certificate of Trust shall be effective upon filing.

        IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have executed this Certificate of Trust as of the date first-above written.


                      THE FIRST NATIONAL BANK OF CHICAGO, not
                      in its individual capacity but solely as Property Trustee of the Trust.



                      By:
                         ---------------------------------------
                              Name:  John R. Prendiville
                              Title:  Vice President


                      FIRST CHICAGO DELAWARE, INC., not in its individual capacity but solely as Delaware Trustee of the Trust.



                      By:
                         ---------------------------------------
                              Name:  John R. Prendiville
                              Title:  Vice President